SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2005

Neurologix, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-13347	06-1582875

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE BRIDGE PLAZA, FORT LEE, NEW JERSEY	07024

(Address of principal executive offices)	(Zip Code)

(201) 592-6451

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Neurologix, Inc. (the “Company”) has entered into certain amendments to the Stock Purchase Agreement, dated as of February 4, 2005 (the “Stock Purchase Agreement”), by and among the Company, Merlin Biomed Long Term Appreciation Fund LP, a Delaware limited partnership (the “Appreciation Fund”), and Merlin Biomed Offshore Master Fund LP, a Cayman Islands limited partnership (the “Master Fund”). Such amendments are substantially in the form of the amendment attached hereto as Exhibit 10.1. Pursuant to the terms of the Stock Purchase Agreement, as amended by the amendments, since February 18, 2005, the Company sold to certain private investors an approximate total of 792,306 shares of common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase 198,070 shares of Common Stock for total consideration of $1,030,000. Such investors also became party to the Registration Rights Agreement, dated as of February 4, 2005, by and among the Company and the Appreciation Fund and Master Fund.

The Stock Purchase Agreement, form of warrant and Registration Rights Agreement attached as Exhibits 10.1, 10.2 and 10.3, respectively, to the Current Report on Form 8-K filed by the Company on February 10, 2005 and the summary thereof set forth in Item 1.01 of such Form 8-K are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

See exhibit index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROLOGIX, INC.

Date:	February 25, 2005	By:	/s/ Mark S. Hoffman

Name:	Mark S. Hoffman
Title:	Secretary and Treasurer

Exhibit Index

Number	Title

10.1	Form of Amendment to the Stock Purchase Agreement